Exhibit 4.1

Execution Version

CABOT OIL & GAS CORPORATION

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

As of September 15, 2010

To the Holders of Notes Named

on the Signature Pages Hereto

Ladies and Gentlemen:

Cabot Oil & Gas Corporation (hereinafter, together with its successors and assigns, the “Company”) agrees with you as follows:

1.	PRELIMINARY STATEMENTS.

1.1. Note Issuances, etc.

Pursuant to that certain Note Purchase Agreement dated as of July 26, 2001, as amended by Amendment No. 1 to Note Purchase Agreement dated as of June 30, 2010 (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the “Existing Note Purchase Agreement”, and as amended by this Amendment Agreement (as defined below) and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), the Company issued and sold (a) $75,000,000 in aggregate principal amount of its 7.26% Senior Notes, Series A, due 2011 (the “Series A Notes”), (b) $75,000,000 in aggregate principal amount of its 7.36% Senior Notes, Series B, due 2013 (the “Series B Notes”) and (c) $20,000,000 in aggregate principal amount of its 7.46% Senior Notes, Series C, due 2016 (the “Series C Notes”). The Series A Notes, the Series B Notes and the Series C Notes (as each may be amended, restated or otherwise modified from time to time, collectively, the “Notes”) as of the date hereof remain outstanding. The register for the registration and transfer of the Notes indicates that the parties named in Annex 1 (the “Noteholders”) to this Amendment No. 2 to Note Purchase Agreement (the “Amendment Agreement”) are currently the holders of the entire outstanding principal amount of the Notes.

2.	DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Purchase Agreement.

3.	AMENDMENTS TO THE EXISTING NOTE PURCHASE AGREEMENT.

Subject to Section 5 of this Amendment Agreement, the Required Lenders and the Company hereby agree to each of the amendments to the Existing Note Purchase Agreement as provided for by this Amendment Agreement and specified in this Section 3. Such amendments are referred to herein, collectively, as the “Amendments”.

3.1. Section 1.01 of the Existing Note Purchase Agreement is hereby amended by inserting the following new definitions into such Section, in their proper alphabetical order, to read as follows:

“Specified Material Plan Termination” means the termination by the Issuer of a defined benefit single employer pension plan subject to Title IV of ERISA which constitutes a Material Plan and as to which benefit accruals under such plan cease effective as of September 30, 2010.

“Conditions to Permitted Termination” means, with respect to the Specified Material Plan Termination, the satisfaction of the following conditions: (a) the Issuer shall deliver to the Holders, as and when required by this Agreement, all notices required by this Agreement to be delivered to the Holders in respect of the Specified Material Plan Termination, (b) the liabilities of the ERISA Group in respect of the Specified Material Plan Termination to any Plan or to the PBGC shall be paid in full as and when due, and (c) the amount of the liabilities of the ERISA Group in respect of the Specified Material Plan Termination to any Plans (or any participant or beneficiary thereof) and to the PBGC shall not exceed $30,000,000 in the aggregate.

3.2. Clause (j) of Section 6.01 of the Existing Note Purchase Agreement is hereby amended by deleting therefrom the words “or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing” and inserting the following in lieu thereof:

“or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, provided that a Specified Material Plan Termination shall not constitute an Event of Default if the Conditions to Permitted Termination are satisfied with respect thereto;”

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants as follows:

4.1. Reaffirmation of Representations and Warranties.

After giving effect to this Amendment Agreement, all of the representations and warranties contained in Article IV of the Existing Note Purchase Agreement are correct with the same force and effect as if made by the Company on the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such date).

4.2. Organization, Power and Authority, etc.

The Company has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

4.3. Legal Validity.

The execution and delivery of this Amendment Agreement by the Company and compliance by the Company with its obligations hereunder and under the Note Purchase Agreement: (a) are within the corporate powers and authority of the Company; and (b) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Company is bound or by which the Company or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental body, agency or official applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any governmental body, agency or official applicable to the Company.

This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4. No Defaults.

No event has occurred and no condition exists that: (a) would constitute a Default or an Event of Default or (b) could reasonably be expected to have a material adverse effect.

4.5. Disclosure.

This Amendment Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a material adverse effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated by the this Amendment Agreement.

5.	EFFECTIVENESS OF AMENDMENTS.

The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the “Effective Date”):

5.1. Execution and Delivery of this Amendment Agreement.

The Company and the Required Lenders shall have executed and delivered this Amendment Agreement.

5.2. Representations and Warranties True.

The representations and warranties set forth in Section 4 shall be true and correct on such date in all respects.

5.3. Authorization.

The Company shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Amendment Agreement.

5.4. Special Counsel Fees.

The Company shall have paid the reasonable fees and disbursements of Noteholders’ special counsel in accordance with Section 6 below.

5.5. Proceedings Satisfactory.

All proceedings taken in connection with this Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders signatory hereto and their special counsel, and such Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

6.	EXPENSES.

Whether or not the Amendments become effective, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section shall limit the Company’s obligations pursuant to Section 8.03 of the Existing Note Purchase Agreement.

7.	MISCELLANEOUS.

7.1. Part of Existing Note Purchase Agreement; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Note Purchase Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

7.2. Counterparts, Facsimiles.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment Agreement.

7.3. Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.

CABOT OIL & GAS CORPORATION

By:	/s/ Signature
Name:
Title:

The foregoing Amendment Agreement is hereby accepted as of the date first above written. By its execution below, each of the undersigned represents that it is the owner of one or more of the Notes and is authorized to enter into this Amendment Agreement in respect thereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney in fact, on behalf
of Jackson National Life Insurance Company

	By:	/s/ Signature
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC
as Investment Adviser

By:
Name:
Title:

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:
Name: Title:

MUTUAL OF OMAHA INSURANCE COMPANY

By:
Name: Title:

COMPANION LIFE INSURANCE COMPANY

By:
Name: Title:

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By:
Name: Title:

UNION FIDELITY LIFE INSURANCE COMPANY

By:	MetLife Investment Advisors Company, LLC, its investment advisor

By:
Name: John A. Tanyeri
Title: Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:
Name: Title:

NATIONWIDE LIFE INSURANCE COMPANY

By:
Name: Title:

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:
Name: Title:

NATIONWIDE INDEMNITY COMPANY

By:
Name: Title:

AMCO INSURANCE COMPANY

By:
Name: Title:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

By:
Name:
Title:

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc. (authorized agent)

By:
Name:
Title:

LIFE INSURANCE COMPANY OF NEW YORK

By:	CIGNA Investments, Inc. (authorized agent)

By:
Name:
Title:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:
Name: Title:

By:
Name: Title:

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By:
Name: Title:

By:
Name: Title:

Annex 1

Noteholders

Jackson National Life Insurance Company

Massachusetts Mutual Life Insurance Company

United of Omaha Life Insurance Company

Mutual of Omaha Insurance Company

Companion Life Insurance Company

Genworth Life and Annuity Insurance Company

Union Fidelity Life Insurance Company

The Northwestern Mutual Life Insurance Company

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Nationwide Indemnity Company

Amco Insurance Company

Connecticut General Life Insurance Company

Life Insurance Company of North America

Life Insurance Company of New York

Sun Life Insurance and Annuity Company of New York

Sun Life Assurance Company of Canada (U.S.)